Exhibit 99.1

Global Partners Declares Quarterly Cash Distribution of $0.50 and Reaffirms Full-Year 2011 EBITDA Guidance

Schedules Third-Quarter 2011 Financial Results Conference Call for November 3

WALTHAM, Mass.--(BUSINESS WIRE)--October 19, 2011--Global Partners LP (NYSE: GLP), a leader in the storage, distribution and marketing of gasoline, distillates and residual oil to wholesalers, retailers and commercial customers throughout the Northeast, announced today that the Board of Directors of its general partner, Global GP LLC, has declared a quarterly cash distribution of $0.50 per unit ($2.00 per unit on an annualized basis) on all of its outstanding common units for the period from July 1 through September 30, 2011. The distribution will be paid November 14, 2011 to unitholders of record as of the close of business November 3, 2011.

Global Partners also reaffirmed its previously announced 2011 EBITDA guidance of $75 million to $85 million as well as anticipated 2012 expense reductions.

“We are on track to achieve our 2011 EBITDA expectations and to reduce core expenses by $10 million to $12 million in 2012,” said Eric Slifka, the Partnership’s President and CEO. “These actions, as well as new business opportunities, support the Partnership’s goal to maintain and increase the distribution and maximize returns to unitholders over time.”

Recent Highlights

  Global Partners has been awarded two one-year contracts to store at its Revere, Massachusetts terminal facility a combined 500,000 barrels of ultra low sulfur distillate for the U.S. Department of Energy’s (DOE) Northeast Home Heating Oil Reserve (NEHOR). The contracts, which commence in the fourth quarter of 2011, are expected to generate in the first contract year a total of $4.2 million in storage revenue for the Partnership. The DOE has extension options for up to an additional three years.
  Global Partners has loaded its first unit train of Bakken crude oil in North Dakota for rail delivery as early as next week to the Partnership’s Albany, New York terminal.

“We believe that Global’s assets are uniquely positioned to take advantage of some of the energy products, production opportunities and related services being discovered and developed within North America,” Slifka said. “We are enthusiastic about these and other emerging market opportunities, such as the purchase, transportation, storage and resale of Bakken crude, which we believe will become an important and growing business for us.”

Global Partners will provide further details about its third-quarter 2011 financial performance and its outlook during its regularly scheduled quarterly conference call on Thursday, November 3, 2011.

Third-Quarter 2011 Conference Call

Global Partners plans to release its third-quarter financial results before the market opens on November 3 and host a teleconference call for analysts and investors that day at 10:00 a.m. (ET). To participate in the call, dial (877) 709-8155 (U.S. and Canada) or (201) 689-8881 (International). The call also will be webcast live and archived on the Global Partners website, www.globalp.com.

About Global Partners LP

Global Partners LP, a publicly traded master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. The Partnership is one of the largest wholesale distributors of gasoline, distillates (such as home heating oil, diesel and kerosene) and residual oil to wholesalers, retailers and commercial customers in the New England states and New York. In addition, the Partnership owns and supplies fuel to Mobil branded retail gas stations in New England, and also supplies Mobil branded fuel to independently-owned stations. Global Partners LP, a FORTUNE 500® company, trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit www.globalp.com.

Forward-looking Statements

Some of the information contained in this news release may contain forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “may,” “believe,” “should,” “could,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “continue,” “will likely result,” or other similar expressions. In addition, any statement made by Global Partners LP’s management concerning future financial performance (including future revenues, earnings, EBITDA or growth rates), ongoing business strategies or prospects and possible actions by Global Partners LP or its subsidiaries are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause future results to be materially different from the results stated or implied in this news release. For additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings the Partnership makes with the Securities and Exchange Commission. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this news release, and Global Partners LP expressly disclaims any obligation or undertaking to update these statements to reflect any change in its expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

CONTACT:
Global Partners LP
Thomas J. Hollister, 781-894-8800
Chief Operating Officer and
Chief Financial Officer
or
Edward Faneuil, 781-894-8800
Executive Vice President,
General Counsel and Secretary